Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1/A of our report dated July 31, 2006, relating to the financial statements of Freedom Acquisition Holdings, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ ROTHSTEIN KASS & COMPANY, P.C.
Roseland, New Jersey
September 29, 2006